Exhibit 10.50

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is executed this 8th day of January, 2014, by and between AR Capital, LLC, a Delaware limited liability company (“Assignor”), and American Realty Capital Properties, Inc., a Maryland corporation (“Assignee”), and is made with reference to the following recitals:
A.    WHEREAS, Assignor is a party to the Services Agreement (the “Services Agreement”), dated as of June 10, 2013, by and between Assignor and RCS Advisory Services, LLC (“Service Provider”) pursuant to which Service Provider and its affiliates provides services to Assignor, which are provided at Assignor’s direction to Assignee, as a Service Recipient under the Services Agreement, and which are paid for by Assignee under the terms of the Service Agreement.
B.    WHEREAS, in connection with the Assignee becoming self-managed, the Amended and Restated Management Agreement dated February 28, 2013 between Assignee and ARC Property Advisors, LLC, will be terminated;
C.    WHEREAS, the execution and delivery of this Assignment and Assumption Agreement is a closing condition under the Services Agreement;
D.    WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Services Agreement;
NOW, THEREFORE, Assignor, Assignee and Service Provider hereby agree as follows:
1.Assignment. Assignor hereby assigns all of Assignor’s right, title and interest in the Services Agreement, but only to the extent of the Services provided under the Agreement to Assignee or a Serviced Entity which is a subsidiary of the Assignee (the “Assigned Services”). Assignee shall be entitled to all rights of Assignor under the Services Agreement, with respect to the Assigned Services, that Assignor possessed with respect to the Services covered by this Agreement. Assignee hereby accepts such assignment.
2.    Assumption of Liabilities. Assignee hereby assumes and covenants to pay, or cause to be paid, perform and discharge all of Assignor’s obligations and liabilities under the Services Agreement with respect to the Assigned Services relating to the period from and after the date hereof (the “Assumed Liabilities”).
3.    Consent to Assignment. Service Provider hereby consents to the assignment and agrees to look solely to Assignee for the payment and performance of the Assumed Liabilities and agrees that Assignor shall have no liability therefor. Nothing herein shall be deemed to limit or affect the liabilities or obligations of the Assignor or Service Provider with respect to the Services Agreement except as set forth in this Agreement.
4.    This Assignment shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of law.

5.    This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.
6.    This Assignment sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.
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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ASSIGNOR:

AR CAPITAL, LLC

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager
ASSIGNEE:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors
ACCEPTED AND AGREED TO:
RCS ADVISORY SERVICES, LLC
By: RCS Capital Corporation
Its: Managing Member

By: /s/ William M. Kahane
Name: William M. Kahane
Title: Chief Executive Officer

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